eBay Inc.
2065 Hamilton Ave.
San Jose, CA 95125 U.S.A.
Company Tax ID: 77-0430924

Stock Payment Award Grant Notice (“Grant Notice”)
and Stock Payment Award Agreement

%%FIRST_NAME%-% %%LAST_NAME%-%        Award Number: %%OPTION_NUMBER%-%
%%ADDRESS_LINE_1%-%                Plan:          2008
%%ADDRESS_LINE_2%-%                Type:          Stock Payment Award
%%ADDRESS_LINE_3%-%
%%CITY%-%, %%STATE%-% %%ZIPCODE%-%
%%COUNTRY%-%

Effective as of %%OPTION_DATE%-% (the “Grant Date”), eBay Inc., a Delaware corporation, (the “Company”), pursuant to its 2008 Equity Incentive Award Plan, as amended from time to time, (the “Plan”), hereby grants to the individual listed below (“Participant”), a Stock Payment Award (the “Stock Payment Award” or “Award”) with respect to %%TOTAL_SHARES_GRANTED%-% shares of Stock (the “Shares”). This Stock Payment Award is subject to all of the terms and conditions set forth in this Grant Notice, the Stock Payment Award Agreement attached hereto as Exhibit A (the “Agreement”). Any capitalized terms used in this Grant Notice without definition shall have the meanings ascribed to such terms in the Plan.

The Award and the Shares shall be fully vested as of the Grant Date.
By Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan and this Grant Notice which includes Exhibit A (the Agreement). Participant has reviewed and fully understands all provisions of the Plan and this Grant Notice in their entirety, including Exhibit A, and has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Grant Notice, including Exhibit A.

%%GRANT_DATE%-%
eBay Inc.	Date

%%FIRST_NAME%-% %%LAST_NAME%-%, the Participant	Date

EXHIBIT A
TO STOCK PAYMENT AWARD GRANT NOTICE

EBAY INC. STOCK PAYMENT AWARD AGREEMENT

Pursuant to the Stock Payment Award Grant Notice (the “Grant Notice”) to which this Stock Payment Award Agreement (the “Agreement”) is attached, eBay Inc., a Delaware corporation (the “Company”), has granted to Participant the number of Shares under the 2008 Equity Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.
GENERAL

1.Definitions. Any capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan or the Grant Notice, as applicable.

2.Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THE AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN SECTION 18.
AGREEMENT

1.Grant of the Stock Payment Award. As set forth in the Grant Notice, the Company hereby grants to Participant the number of Shares subject to the Stock Payment Award, subject to all the terms and conditions in the Grant Notice, including this Exhibit A and the Plan.

2.Issuance of Stock. As of the Grant Date, the Company shall promptly cause to be issued (either in book-entry form or otherwise) to Participant Shares equal to the number of Shares set forth in the Grant Notice. No fractional Shares shall be issued under this Agreement.

3.Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant as a result of participation in the Plan (“Tax-Related Items”), is and remains Participant’s responsibility. Participant further acknowledges that the Company (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, settlement, release or cancellation of the Stock Payment Award, the issuance of Shares, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Payment Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

4.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

5.Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any U.S. state or federal or non-U.S. law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body (including any applicable non-U.S. governmental regulatory body), which the Company shall, in its sole and absolute discretion, deem necessary and advisable and (c) the obtaining of any approval or other clearance from any U.S. state or federal or non-U.S. governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable.

6.Consents. Participant’s rights in respect of the Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable.

7.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

8.Nature of Grant. In accepting the Award, Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)all decisions with respect to future grants of Stock Payment Awards, if any, will be at the sole discretion of the Company;

(c)Participant is voluntarily participating in the Plan;

(d)the Stock Payment Award and any Shares subject to the Award are not intended to replace any pension rights or compensation other than cash retainers;

(e)the future value of the Shares subject to the Award is unknown, indeterminable and cannot be predicted with certainty; and

(f)neither the Company nor any Subsidiary will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States dollar that may affect the value of the Stock Payment Award or any amounts due to Participant pursuant to the Award or the subsequent sale of any Shares acquired under the Plan.

9.No Rights to Continued Service. Nothing in the Grant Notice, the Agreement or the Plan shall be construed as giving Participant any right to continued service with the Company or affect any right that the Company may have to terminate Participant’s service with the Company or alter the terms and conditions of Participant’s service.

10.Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares under this Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or amounts repayable to the Company pursuant to other director programs) Participant then owes to the Company and any amounts the Committee otherwise deems appropriate.

11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Participant’s acquisition or sale of Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12.Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that he or she is subject to any applicable Company insider trading policy. In addition, depending on his or her country of residence, Participant may be subject to additional insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant's country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant acknowledges that it is Participant’s responsibility to comply with any applicable Company insider trading policy and any additional restrictions that may apply due to local insider trading restrictions or market abuse laws. Participant is advised to speak to his or her personal legal advisor regarding any applicable local insider trading restrictions or market abuse laws.

13.Data Privacy. Participant hereby voluntarily consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Stock Payment Award grant materials by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company and any Subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Payment Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).
Participant understands that Personal Data will be transferred to E*Trade Corporate Financial Services, Inc. and/or its affiliates (“E*Trade”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Personal Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant authorizes the Company, E*Trade and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares received pursuant to the Award. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Personal Data by contacting the Board liaison. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, request access to

Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Board liaison. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s service to the Company will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Stock Payment Awards or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Board liaison.

14.Titles. Section titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Stock Payment Award or any future Stock Payment Awards granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of the Grant Notice, including this Agreement and the special provisions for Participants outside the U.S., regardless of the law that might be applied under such state’s conflict of laws principles.

18.Arbitration; Choice of Forum.

(a)
Any dispute, controversy or claim between the Company and Participant, arising out of or relating to or concerning the Plan, the Grant Notice or the Agreement, shall be finally settled by arbitration in San Jose, California before, and in accordance with the rules then in effect of, the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by Participant must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This Section is subject to the provisions of subsections (b) and (c) below.

(b)
THE COMPANY AND PARTICIPANT HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF SAN JOSE, CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN, THE GRANT NOTICE OR THE AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO SECTION 18(a) OF THE AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and Participant acknowledge that the forum designated by this subsection has a reasonable relation to the

Plan, the Grant Notice and the Agreement and to Participant’s relationship with the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 18.

(c)
The agreement by Participant and the Company as to forum is independent of the law that may be applied in the action, and Participant and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which Participant or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in subsection (b). Participant and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning the Agreement in any forum other than a forum described in this Section 18. Participant and (subject to the last sentence of subsection (b)) the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon Participant and the Company.

(d)
Participant irrevocably appoints the Secretary of the Company as his or her agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Agreement which is not arbitrated pursuant to the provisions of subsection (a), who shall promptly advise Participant of any such service of process.

(e)
Participant hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 18, except that Participant may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to his or her legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

19.Conformity to U.S. Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the U.S. Securities Act and the U.S. Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

20.Award Subject to Clawback. The Award and any cash payment or Shares delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

21.Amendment, Modification and Termination. To the extent permitted by the Plan, this Agreement (and the Grant Notice) may be wholly or partially amended or otherwise modified or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.

22.Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the post by certified mail, or its non-U.S. equivalent, with postage and fees prepaid, addressed to Participant at his or her address shown in the Company records, and to the Company at its principal executive office.

23.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, and to the extent permissible under local law, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

24.Compliance in Form and Operation. This Agreement and the Stock Payment Award are intended to comply with Section 409A of the Code and the Treasury Regulations thereunder (“Section 409A”) and shall be interpreted in a manner consistent with that intention, to the extent Participant is or becomes subject to U.S. federal income taxation. Notwithstanding any other provisions of this Agreement or the Grant Notice, the Company reserves the right, to the extent the Company deems necessary or advisable, if Participant is or becomes subject to U.S. federal income taxation, and without any obligation to do so or to indemnify Participant for any failure to do so, to unilaterally amend the Plan and/or this Agreement to ensure that the Award is granted in a manner that qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representation that the Award will comply with or be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to the Award.

25.Country Specific Provisions. To the extent applicable, the Award shall be subject to any special provisions for a Participant’s country, if any.

26.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Stock Payment Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.Entire Agreement: Severability. The Plan and the Grant Notice are incorporated herein by reference. The Plan and the Grant Notice (including this Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. If any provision of the Plan or the Grant Notice (including this Agreement) is determined to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

28.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

* * * * *